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                                                                   EXHIBIT 10.94
                            UNSECURED PROMISSORY NOTE

$14,750,000           November 15, 1999
                                                 Las Vegas, Clark County, Nevada

         FOR VALUE RECEIVED, the undersigned, Station Casinos, Inc., a Nevada corporation ("Maker"), having an address of 2411 W. Sahara Avenue, Las Vegas, Nevada, 89102, promises to pay to Sahara Las Vegas Corp., a Nevada corporation ("Holder"), as provided herein, the principal sum of Fourteen Million, Seven Hundred Fifty Thousand and No/100 Dollars ($14,750,000.00), with accrued interest thereon at the rate of seven and one-half percent (7.5%) per annum, no later than sixty (60) days following Maker's receipt from Holder of Holder's written demand for payment, or if no demand is made, such principal and all accrued interest at the rate indicated shall be due and payable in full on December 31, 2004.

         Any notice to Maker shall be given by personal service or by mailing such notice by certified U. S. Mail addressed to Maker at the address set forth above, or to such other address as Maker may designate by written notice to Holder. Maker waives presentment, notice of dishonor, protest and notice of protest.

         This note has been assigned and pledged to SunAmerica Life Insurance Company, as collateral agent (the "Collateral Agent"), under the Second Amended and Restated Note Purchase Agreement dated as of November 19, 1997, as amended. Maker agrees that all payments under this note shall be made in immediately available funds to the following account unless otherwise agreed in writing by the Collateral Agent:

                         Bankers Trust Company
                         ABA No. 021-001-033
                         Account #:       99-911-145
                         FFC:             99580
                         Reference:       Sahara Las Vegas

         This note shall be governed and construed by and in accordance with the laws of the State of Nevada. Any action brought to enforce this note shall be filed only in the Eighth Judicial District Court of the State of Nevada in and for the County of Clark. In the event an action is brought to enforce or construe this note, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs of suit incurred therein.

         This note is unsecured.

         IN WITNESS WHEREOF, I have set forth my hand the day and year first above written.

                                              STATION CASINOS, INC.,
                                              a Nevada corporation


                                              By:            /s/
                                                       Scott M Nielson
                                                       Executive Vice President
                                                       General Counsel
                                                       Secretary


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                       RIDER TO STATION CASINOS, INC. NOTE


ENDORSEMENT:

         The undersigned hereby assigns and transfers to the order of SunAmerica Life Insurance Company, as Collateral Agent, the Unsecured Note to which this Endorsement is attached, dated November 15, 1999, made by Station Casinos, Inc. to the order of Sahara Las Vegas Corp.



                               SAHARA LAS VEGAS CORP

                               Name:         /s/
                                        Thomas K. Land

                               Title:   Sr. Vice President and Chief
                                        Financial Officer

                               Date:    11/15/99